Exhibit 23.1

                              MINTZ & PARTNERS LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Wireless Age Communications, Inc. and subsidiaries on Form S-3 of our report dated March 26, 2004, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Toronto, Canada
October 28, 2004


/s/ MINTZ & PARTNERS LLP

MINTZ & PARTNERS LLP
Chartered Accountants